Press Release

May 3, 2016                                FOR IMMEDIATE RELEASE

CTS Announces First Quarter 2016 Results
Sequential sales growth for the last two quarters
Operating earnings grow 18.5% year over year
Elkhart, IN - CTS Corporation (NYSE: CTS) today announced first quarter 2016 results.

•
Sales were $96.7 million, up 3.7% from the fourth quarter of 2015 and down 1.6% from the first quarter of 2015. First quarter sales to automotive customers increased 4.7%, and sales of electronic components increased 1.5% from the fourth quarter of 2015. The company’s acquisition of CTG Advanced Materials, completed on March 11, 2016, added $0.8 million of sales in the first quarter of 2016.

•	GAAP operating earnings were $12.4 million, up 18.5% from the first quarter of 2015.

•	GAAP net earnings were $7.9 million or $0.24 per diluted share compared to earnings of $6.3 million or $0.19 per diluted share in the first quarter of 2015.

•
Adjusted EPS was $0.26 versus $0.20 in the first quarter of 2015. Adjusted EPS excludes the impact of balance sheet currency translation in the first quarter of 2016. The adjusted EPS for the first quarter of 2015 included an unfavorable currency impact of approximately $0.04.

•	New business awards were $118 million in the first quarter.

“We are encouraged by the sales growth for the last two quarters,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our gross margin and operating earnings improved as we maintained our focus on operational efficiency. We continue to execute our strategy to drive growth around products that Sense, Connect and Move. We posted another solid quarter of new business wins and completed the recent acquisition of CTG Advanced Materials, which provides growth opportunities with a leading-edge technology in existing and new markets.”
2016 Guidance
Management continues to monitor trends in CTS’ end markets and expects full year 2016 sales in the range of $390 to $410 million, which includes sales related to the single crystal acquisition. Adjusted earnings per diluted share for 2016 are expected to be in the range of $0.95 to $1.06.

Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the first quarter financial results. The dial-in number is 888-500-6950 (719-457-2697, if calling from outside the U.S.). The conference I.D. number is 6467436. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Tuesday, May 17, 2016. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 6467436. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of sensors, actuators and electronic components to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets. CTS manufactures products in North America, Europe and Asia.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer
CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (574) 523-3800

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,	March 29,
	2016	2015
Net sales	$96,705	$98,311
Cost of goods sold	63,237	66,175
Gross Margin	33,468	32,136
Selling, general and administrative expenses	14,872	15,711
Research and development expenses	6,163	5,199
Restructuring and impairment charges	—	738
Operating earnings	12,433	10,488
Other (expense) income:
Interest expense	(820)	(588)
Interest income	547	788
Other expense	(195)	(1,684)
Total other expense	(468)	(1,484)
Earnings before income taxes	11,965	9,004
Income tax expense	4,102	2,717
Net earnings	$7,863	$6,287
Earnings per share:
Basic	$0.24	$0.19
Diluted	$0.24	$0.19

Basic weighted – average common shares outstanding:	32,632	33,411
Effect of dilutive securities	373	524
Diluted weighted – average common shares outstanding	33,005	33,935

Cash dividends declared per share	$0.04	$0.04

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	March 31,	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$130,964	$156,928
Accounts receivable, net	64,785	54,563
Inventories, net	26,062	24,600
Other current assets	13,843	9,863
Total current assets	235,654	245,954
Property, plant and equipment, net	77,456	69,872
Other Assets
Prepaid pension asset	35,746	33,779
Goodwill	66,975	33,865
Other intangible assets, net	63,662	34,758
Deferred income taxes	59,526	63,809
Other	1,320	1,336
Total other assets	227,229	167,547
Total Assets	$540,339	$483,373
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$44,031	$40,299
Accrued payroll and benefits	7,649	7,147
Accrued liabilities	48,853	47,174
Total current liabilities	100,533	94,620
Long-term debt	141,300	90,700
Post retirement obligations	7,187	7,230
Other long-term obligations	3,071	9,169
Total Liabilities	252,091	201,719
Shareholders’ Equity
Common stock	302,139	300,909
Additional contributed capital	39,185	41,166
Retained earnings	388,392	381,840
Accumulated other comprehensive loss	(98,212)	(99,005)
Total shareholders’ equity before treasury stock	631,504	624,910
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	288,248	281,654
Total Liabilities and Shareholders’ Equity	$540,339	$483,373

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
	March 31, 2016	March 29, 2015
GAAP diluted earnings per share	$0.24	$0.19

Tax affected charges to reported diluted earnings per share:
Restructuring and related charges	—	0.01
Foreign currency loss	0.01	—
Transaction costs	0.01	—
Adjusted diluted earnings per share	$0.26	$0.20

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
	March 31, 2016	March 29, 2015
Depreciation and amortization expense	$4,021	$4,065
Equity-based compensation expense	$282	$1,520

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.